                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                            (IN ALPHABETICAL ORDER)
                  WHOLLY OWNED SUBSIDIARIES OF THE REGISTRANT

Boston Private Bank & Trust Company, a Massachusetts corporation

Boston Private Investment Management, Inc., a Massachusetts corporation

Boston Private Value Investors, Inc., a Delaware corporation

RINET Company, Inc., a Massachusetts corporation

Sand Hill Advisors, Inc., a Delaware corporation

Westfield Capital Management Company, Inc., a Massachusetts corporation